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                                 EXHIBIT 10.15

                             DUPONT PHOTOMASKS, INC
              AMENDED 1997 STOCK OPTION AND RESTRICTED STOCK PLAN

1.   PURPOSE

        The purpose of the DUPONT PHOTOMASKS, INC, 1997 Stock Option and Restricted Stock Plan (the "PLAN") is to advance the interests of DuPont Photomasks, Inc. (the "COMPANY") and its Subsidiaries (as defined below) by providing incentive awards and stock ownership opportunities to certain key employees (including officers), consultants, directors and other individuals who contribute significantly to the performance of the Company and its Subsidiaries. In addition, the Plan is intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of superior managerial ability and to motivate such key employees to exert their best efforts towards future progress and profitability of the Company and its Subsidiaries. Accordingly, the Company may make awards ("Awards") to key employees, consultants and other individuals in the form of (i) options ("OPTIONS") to purchase shares of the Company's common stock, par value $.01 per share ("COMMON STOCK"), and (ii) shares of Common Stock which are restricted as provided in Section 7 ("Restricted Stock"). Options may be either incentive stock options ("ISOs") which are qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE"), or nonqualified stock options ("NONQUALIFIED OPTIONS").

        For purposes of the Plan, a "SUBSIDIARY" shall be any corporation in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock in such corporation.

2.   APPROVAL OF AWARDS

        Each Award may be approved in any of the following ways:

        A. BOARD/COMMITTEE APPROVAL. The entire Board or the Committee (as defined below) may vote in advance to approve such Award.

        B. SHAREHOLDER APPROVAL/RATIFICATION. In compliance with Section 4 of the Securities Exchange Act of 1934 ("1934 ACT"), a majority of the shareholders of the Company duly entitled to vote on such matters at meetings held in accordance with the laws of the State of Delaware may, either in advance of the Award or no later than the next annual meeting of shareholders, affirmatively vote to approve such Award.

3.   ADMINISTRATION AND INTERPRETATION

        A. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the COMMITTEE") of the Board of Directors (the BOARD") of DuPont Photomasks, Inc. The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or, subject to the requirements of Section 2 herein, in any grant made under the Plan in the manner and to the extent it shall deem desirable.

        Committee members shall be appointed by and shall serve at the pleasure of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

        A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting, or the acts of a majority of the members evidenced in writing, shall be the acts of the Committee. Members of the Committee may, in the discretion of the Board, receive compensation for their services as members, and all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company.

        The day-to-day administration of the Plan may be carried out by such officers and employees of the Company or its Subsidiaries as shall be designated from time to time by the Committee. The Committee may employ attorneys,
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consultants, accountants, appraisers, brokers or other persons, and the
Committee, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.

        The Committee, the Board, or the shareholders, as the case may be, shall have concurrent authority to make all decisions concerning specific Awards granted under the Plan, including without limitation the election of the persons to whom Awards are granted, the number of shares of Common Stock subject to each Award and the terms and conditions of each Award. The Committee shall construe the terms and provisions of the Plan and the Agreements and adopt, from time to time, such rules and regulations, not inconsistent with the terms of the Plan, as it may deem advisable to carry out the Plan. All decisions by the Committee shall be final. The effective date of an Award is referred to herein as the "GRANT DATE."

        In the Committee's discretion, the Chief Executive Officer of the Company may be delegated the authority to grant Awards to key employees of the Company who are neither directors nor executive officers (as such term is defined under the 1934 Act) of the Company.

        In the event one or more members of the Committee do not qualify as outside directors, the Committee may, in the exercise of its discretion, appoint a subcommittee comprised solely of two (2) or more outside directors ("Outside Directors Committee") in compliance with Section 162)(m)(4)(C) of the which shall have the exclusive authority to approve grants under the Plan to the chief executive officer and to other executive officers whose compensation may otherwise exceed the deduction limit of Section 162(m) of the Code ("Executive Officers"). Grants approved by the Outside Directors Committee shall be subject to ratification by the Committee as a whole if the appointment by the Committee so provides. Grants to Executive Officers shall be contingent on shareholder approval of the material terms of the Plan to the extent required under Section 162(m) of the Code.

        B. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan shall be final and conclusive for all purposes.

        C. LIMITATION ON LIABILITY. Neither the Committee nor any member thereof shall be liable for any act, omission interpretation, construction or determination made in connection with the Plan in good faith and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and the articles of incorporation of the Company. The members of the Committee, if appointed, shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

4.   SHARES SUBJECT TO GRANTS UNDER THE PLAN

        The aggregate number of shares which may be issued under Awards granted under the Plan shall not exceed 5,000,000 shares of Common Stock; provided however, that the number of shares with respect to which Awards may be granted to any single Executive Officer of the Company during any fiscal year shall not exceed 2,000,000 shares of Common Stock. Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. Until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Awards. The aggregate number of shares of Common Stock which are available for Awards under the Plan shall be decreased by each exercise of an Option, and by each grant of Restricted Stock. To the extent that such Award lapses the shares theretofore subject to such Award may again be granted under the Plan. If any Award, in whole or in part, expires or terminates unexercised or is canceled or forfeited, the shares covered by such Award may be subject to another Award granted under the Plan. Nevertheless, an Award that is canceled, lapses, expires or is forfeited will continue to be counted against the individual limit on Awards granted to a single Executive Officer in any fiscal year. The aggregate number of shares which may be issued under awards granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

5.   ELIGIBILITY

        The individuals who shall be eligible to receive Awards under the Plan shall be such key employees, directors, independent consultants and other individuals as the Committee from time to time shall determine. However, only employees of the Company and Subsidiaries shall be eligible to receive grants of ISOs. In granting Awards, the Board,
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the Committee or the shareholders shall take into consideration the contribution an individual has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Board, the Committee or the shareholders shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its Subsidiaries with regard to these matters. In no event shall any individual or his legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan except to such extent, if any, as the Committee shall determine.

        Awards may be granted under the Plan from time to time in substitution for stock options, restricted stock or other stock-based compensation awards granted by other corporations where, as a result of a merger or consolidation of such other corporation, or the acquisition by the Company or a Subsidiary of stock or other beneficial ownership interest in such other corporation, the individuals who held such awards become eligible to receive Awards under the Plan.

6.  GRANTS AND TERMS OF OPTIONS

        A. GRANTS OF OPTIONS. Grants of Options under the Plan shall be for such number of shares of Common Stock and shall be subject to such terms and conditions as the Board, the Committee or the shareholders shall designate. Options may be granted by the Board, the Committee or the shareholders to any eligible individual at any time and from time to time.

        B. TERMS OF OPTIONS. Each grant of an Option shall be evidenced by an Agreement executed by an authorized officer of the Company. Each Agreement shall be in a form approved by the Committee, shall comply with and be subject to the terms and conditions of the Plan and may contain such other provisions, consistent with the terms and conditions of the Plan and the specific Awards, as the Committee shall deem advisable. References herein to an Agreement shall include, to the extent applicable, any amendment to the Agreement and any interpretation or construction thereof by the Committee pursuant to this Plan.

(1) EXERCISE OF OPTIONS. Options shall not be exercisable prior to the date six (6) months following the Grant Date. In the discretion of the Committee, each Agreement may state that the Option granted therein may not be exercised in whole or in part for a period or periods of time specified in such Agreement and may further limit the exercisability of the Option in such a manner as the Committee deems appropriate, consistent with the terms of the specific Award.
In addition, the Committee may, by a resolution duly adopted, suspend the exercisability of all outstanding Options at any time and from time to time upon a determination, in its discretion that such suspension is in the best interests of the Company and its shareholders; provided, that the resolution effecting any such suspension shall also make provision for the exercise of all outstanding Options for a reasonable period of time following such suspension (but in no event less than 30 days). Except as provided herein or as so specified in the Agreement or in a resolution of the Committee, any Option may be exercised in whole at any time or in part from time to time during its term. The Committee may, in its discretion, consistent with the terms of the specific Award, at any time and from time to time accelerate the exercisability of all or part of any Option. A recipient of the Option ("Optionee") may exercise an Option by providing written notice to the Company at any time or from time to time during the period such Option is exercisable and by satisfying such other conditions as set forth in the Agreement relating to the Option, including without limitation satisfying the requirements for tax withholding with respect to such exercise.

(2) PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of an Option, the full price per share (the "EXERCISE PRICE") for the shares with respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company, (ii) by tendering to the Company shares of Common Stock owned by the Optionee for at least six months, having an aggregate Market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided above, or (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price, provided that the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity as the Committee may prescribe as a condition of such payment procedure. In lieu of (ii) above, upon confirming that the Optionee owns the number of additional shares being tendered, a new certificate may be issued for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the
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exercise and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise. Payment instruments will be received subject to collection.

(3) NUMBER OF SHARES. Each Agreement shall state the total number of shares of Common Stock that are subject to the Option, which number shall be subject to adjustment pursuant to Section 8.

(4) EXERCISE PRICE. The Exercise Price for each Option shall be fixed on, or in case of ratification by the shareholders as of, the Grant Date. The Exercise Price may be greater or, other than with respect to an ISO, less than the Market Value Per Share on the Grant Date, but in no event less than the par value of the Common Stock; provided that, as to Options awarded to Executive Officers, the Exercise Price shall be not less than the Market Value Per Share on the Grant Date. The Exercise Price shall be subject to adjustment pursuant to
Section 8. Nothing contained herein shall prohibit the Board of Directors or the Committee, in the sound exercise of business judgment, from canceling outstanding Options and reissuing new Options at a lower exercise price, in the event that the fair market value per share of Common Stock at any time prior to the date of exercise falls below the exercise price of Options granted pursuant to the Plan; provided, however, that such actions shall only be permitted when approved by a majority of the disinterested directors on the Board or the Committee as the case may be.

(5) TERM. The term of each Option shall be determined at the Grant Date; provided, however, that each Option shall expire no later than ten years from the Grant Date and in the event no determination is made to the contrary, shall expire ten years from the Grant Date (such date, as determined by the Committee or provided for herein, being referred to hereafter as the "EXPIRATION TIME").

(6) MARKET VALUE PER SHARE. "MARKET VALUE PER SHARE" shall be determined as of any particular date by any fair and reasonable means determined by the Board, the Committee or the shareholders, as the case may be.

(7)  TERMINATION OF EMPLOYMENT.

        (a) ISOs In the event that an Optionee's employment with the Company shall terminate for reasons other than (i) permanent disability within the meaning of Code Section 22(e)(3) or (ii) death, the Optionee shall have the right, subject to subsections (1) and (5) above, to exercise any ISO at any time during the period of three (3) months following such termination to the extent the ISO was exercisable on the termination date.

        In the event that an Optionee's employment with the Company shall terminate due to permanent disability, the Optionee shall have the right, subject to subsections (1) and (5) above, to exercise any ISO at any time during the period of 12 months following such termination, to the extent such ISO was exercisable on the termination date. Whether any termination of employment is due to permanent disability, and whether any authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment, for the purposes of the Plan shall be determined by the Committee.

        If an Optionee shall die while entitled to exercise an ISO, the Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to subsections (1) and (5) above, to exercise any ISO at any time during the period of 12 months following the date of the Optionee's death, to the extent that such ISO was exercisable on the date of the Optionee's death.

        In the absence of a provision to the contrary contained in the Agreement, an ISO which has not been exercised during the period of 12 months following the date of an Optionee's death or permanent disability, shall be and become a Nonqualified Option exercisable for the remainder of the term of the Agreement, if not previously expired, to the same extent that such Option was exercisable during such 12 month period.

        The Committee may, in its discretion, consistent with the terms of the specific grant, (i) accelerate the exercisability of all or part of an ISO that is not otherwise exercisable or (ii) provide that an ISO shall remain outstanding and be exercisable following termination of employment (or other specified events in the case of non-employees) on such other terms and conditions as the Committee shall approve consistent with the Code and the regulations promulgated thereunder regarding ISOs.

        (b) Nonqualified Options. With respect to Nonqualified Options, the Board, the Committee or the shareholders,
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as the case may be, may specify any terms and conditions upon which such
Nonqualified Option shall terminate. The Committee may, in its discretion, consistent with the terms of the specific grant, (i) accelerate the exercisability of all or part of a Nonqualified Option that is not otherwise exercisable or (ii) provide that a Nonqualified Option shall remain outstanding and be exercisable following termination of employment (or other specified events in the case of non-employees) on such other terms and conditions as the Committee shall approve. Notwithstanding the above, in the event an employee ceases to be an employee by reason of retirement or death, the total number of shares of common stock covered by the Nonqualified Option shall thereupon become exercisable provided such Nonqualified Option shall have been granted at least six months prior to such retirement or death.

(8) ELIGIBILITY FOR INCENTIVE STOCK OPTIONS. ISOs may be granted to individuals who are key employees (including officers who are also key employees) of the Company at the time the ISO is granted. ISOs may be granted to the same individual on more than one occasion, but in no event shall an ISO be granted after June 8, 2007.

       No employee shall be eligible to receive ISOs that become exercisable for the first time in any calendar year with respect to stock with an aggregate fair market value (determined at the Grant Date) in excess of $100,000 (or such other limits as may be imposed by the applicable laws and regulations under the Code in effect on the date of grant). This limitation applies to the aggregate amount of ISOs granted under the Plan and all other option plans of the Company, its parent and subsidiary corporations

(9) RELOAD OPTIONS. In the event a person who is an active employee of the Company or a Subsidiary shall exercise an Option (the "ORIGINAL OPTION") by paying all or a portion of the Exercise Price of the shares of Common Stock subject to the Original Option by tendering to the Company shares of Common Stock owned by such person, which have been held by him or her for at least six months, or an amount in cash equal to the Exercise Price, an Option to purchase the number of shares of Common Stock, obtained by the employee upon exercise (the "RELOAD OPTION") shall be deemed granted to the employee as of the exercise date; provided that a Reload Option has been granted to such Optionee with respect to such Option, as evidenced in his Agreement and that the employee does not reject such Reload Option in accordance with this Section 6. The Exercise Price of the Common Stock subject to the Reload Option shall be 100% of Market Value Per Share of the Common Stock on such date, subject to adjustment as provided in Section 8. The Reload Option may be used or refused with respect to each tranche of options as they vest and are exercised on a one-time basis, (even if the employee elects to exercise less than the total number of vested shares). If the employee elects to accept the Reload Option, the employee must agree that all shares purchased through the exercise of the original Option must be held for some minimum period of time established by the Compensation Committee and set forth in the Employee's Agreement. In no event shall any Reload Options be granted if it would cause the number of Awards granted to any Executive Officer in a year to exceed the individual limit in Section 4 above.

7.  RESTRICTED STOCK

       A. AWARDS OF RESTRICTED STOCK. Restricted Stock may be awarded to any individual eligible to receive the same, at any time and from time to time. The issuance of Restricted Stock to an individual pursuant to an Award may be made subject to such restrictions and the future satisfaction or occurrence of terms, conditions or contingencies (collectively, "Conditions") set when the Award is made, such that failure of any Condition shall cause all or part of such shares to be forfeited.

       B. DESCRIPTION OF RESTRICTED STOCK. Shares of Restricted Stock may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the Conditions set at the time of the Award have been satisfied. A share of Restricted Stock shall be subject to such restrictions and Conditions as may be established at the time of the Award, which may include, without limitation, "LAPSE" and "NON-LAPSE" restrictions (as such terms are defined in regulations promulgated under Section 83 of the Code) and the achievement of specific goals. The Committee may, in its discretion, consistent with the terms of the specific Award, at any time and from time to time accelerate the "lapse" restrictions or reduce the "non-lapse" restrictions of all or any part of a Restricted Stock Award.

       After the satisfaction or occurrence of the Conditions and the lapse of all restrictions, a certificate, without a legend shall be delivered to the recipient for the number of shares that are no longer subject to restrictions and Conditions. The remaining shares of Restricted Stock issued with respect to such Award, if any, shall either be returned to the Company and forfeited by the recipient or, if appropriate under the terms of the Award applicable to such shares,
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shall continue to be subject to the restrictions and Conditions.

       C. PAYMENT OF RESTRICTED STOCK. The satisfaction of the Conditions and the lapse of all actions, and the delivery of a certificate without a legend for the portion of such award that is no longer subject to restrictions and Conditions, is hereinafter referred to as the "payment" of such portion of the Award. Subject to the provisions above, each Award shall be paid at the time and in the manner specified at the time of the Award.

       D. PAYMENT IN THE EVENT OF TERMINATION OF EMPLOYMENT. In the event a recipients employment with the Company shall terminate prior to the satisfaction or occurrence of a Condition applicable to all or a portion of an Award of Restricted Stock, then such portion of the Award shall be returned to the Company and forfeited by the recipient; provided, however, if the termination of employment is due to the employee's death, permanent disability or retirement, the Committee may, in its sole discretion, deem the Conditions to have been met for all or part of such portion of the Award. With respect to the shares of Restricted Stock granted to an individual who is not an employee of the Company on the Grant Date, the Committee may specify the circumstances upon which the shares of Restricted Stock shall be forfeitable prior to the satisfaction of applicable Conditions.

       If a recipient dies after satisfaction of the Conditions for the payment of all or a portion of an Award of Restricted Stock but prior to the actual payment of all or such portion thereof, such payment shall be made to the recipient's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the recipient.

8.  RECAPITALIZATION OR REORGANIZATION

       A. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

       B. The shares with respect to which awards may be granted are shares of Common Stock as presently constituted.

    (i) STOCK SPLIT. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a subdivision of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which outstanding Options may thereafter be exercised shall be proportionately increased, and the Exercise Price under outstanding Options shall be proportionately reduced.

    (ii) REVERSE STOCK SPLIT. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a consolidation of shares of Common Stock, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which any outstanding Option may thereafter be exercised shall be proportionately reduced, and the Exercise Price under the outstanding Options shall be proportionately increased.

       C. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect Options granted under this Plan, and no adjustments shall be made to the grants under this Plan.

       D. If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a ("FUNDAMENTAL CHANGE") then thereafter upon any exercise of an Option theretofore granted, the holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock that would have been received, the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of that number of shares of Common Stock.

       E. Any adjustment provided for above shall be subject to any required shareholder action.

9.   RECIPIENT'S AGREEMENT; COMPLIANCE WITH SECURITIES REGULATIONS

       If, at the time of the exercise of any Option or award of Restricted Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option or receiving the Restricted Stock to agree to hold any of their shares for investment and without intention to resell or distribute the shares and to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the company, execute and deliver to the Company a further agreement to such effect.

10.  WITHHOLDING FOR TAXES

       Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment ("TAX AMOUNTS"). Any issuance of Common Stock pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the participant to tender to the Company shares of Common Stock owned by the participant, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to the participant, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company. Payment instruments will be received subject to collection.

11.  DESIGNATION OF BENEFICIARY

       Each individual to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payment that under the terms of such Award may become payable on or after the individual's death. At any time, and from time to time, any such designation may be changed or canceled by the individual without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased participant, or the designated beneficiaries have predeceased the individual, the beneficiary shall be the individual's estate. If an individual designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the individual has designated otherwise, in which case the payments shall be made in the shares designated by the individual.

12.  CHANGE OF CONTROL

       A. Notwithstanding anything in this Plan to the contrary, in the event of a Change of Control, the unexercised Options outstanding under this Plan will automatically become exercisable in full and all Conditions to which any Restricted Stock is subject shall be deemed satisfied as of the Change of Control Date. The existence of this Plan or of Options granted hereunder shall not in any way prevent any Change of Control transaction and no holder of Options granted under this Plan shall have the right to prevent any such transaction.

       B. For purposes of the Plan, the term "CHANGE OF CONTROL" shall mean the occurrence of any one or more of the following events:

       (1) any corporation (other than the Company or a Subsidiary), person or group (within the meaning of Sections 13(d) or 14(d)(2) of the 1934 Act) makes a tender or exchange offer which, if consummated, would make such corporation, person or group the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of voting securities of the Company representing more than 25% of the total number of votes eligible to be cast at any election of directors of the Company and, pursuant to such offer, purchases are made (an "OFFER");
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       (2)  the shareholders of the Company approve an agreement to merge or consolidate the Company with or into another corporation or to sell, lease or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation;

       (3) any corporation, person or group (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), other than E. I. Du Pont de Nemours and Company or their affiliates, becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of voting securities of the Company representing more than 25% of the total number of votes eligible to be cast at any election of directors of the Company; or

       (4) those persons who constitute the Directors at the beginning of any one-year period cease to constitute a majority of the Board at any time during such one-year period; provided that changes in board membership among the employees or consultants of E. I. du Pont de Nemours and Company who are Directors or nominees of the Company shall not be considered in determining whether this event has occurred.

       As used herein, the term ("CHANGE OF CONTROL DATE") means the first purchase of voting securities of the Company pursuant to an Offer, the date of any shareholder approval or adoption of an agreement or plan referred to in
Section 12.B.(2), the date on which the event described in Section 12.B.(3) occurs, or the date on which the change in constituency of the Board, described in Section 12.B.(4) occurs, as the case may be.

       C. In the event that the Compensation Committee determines that an "excess parachute payment" (as defined in Code Sec. 280G) would result if the full acceleration Provision in this Section occurred (when added to any other payments or benefits under any other agreements, arrangements or plans that are contingent on a Change of Control or that would otherwise constitute "parachute payments" as defined in Code Sec. 280G) then the number of shares as to which exercisability is accelerated shall be reduced at the election of the Compensation Committee to the minimum extent necessary to prevent any "excess parachute payment" from occurring ("the limitation"). Notwithstanding the above, if, in the opinion of the Compensation Committee, the total "parachute payments" (reduced by the amount of excise tax imposed on the employee under Code Section 4999 and by the state and federal income taxes on all such payments in excess of such limitation) would exceed such total amounts payable if such limitation were applied, the Compensation Committee shall not reduce the number of accelerated shares.

       D. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or becomes the wholly-owned subsidiary of another corporation, any outstanding options hereunder may be terminated by the Company as of the effective date of such dissolution, liquidation, merger or consolidation by giving notice to each holder thereof of its intention to do so not less than (10) days preceding such effective date and permitting the exercise until such effective date, or the Expiration Date if earlier, of all such outstanding Options. Notwithstanding the preceding sentence, if the Company is not the surviving corporation or becomes the wholly owned subsidiary of another corporation as a result of the Company being reorganized or merged or consolidated with another corporation while unexercised options are outstanding under this Plan, the surviving or parent corporation, as the case may be, may either (1) assume the unexercised options outstanding under this Plan; or (2) substitute new options in the surviving corporation or parent corporation, as the case may be, for the outstanding Options. The latter alternative can be used only if the excess of the aggregate fair market value of the securities subject to the options immediately after the substitution or assumption over the aggregate option price of such shares is not less than the excess of the aggregate fair market value of the Common Stock subject to the outstanding Option immediately before such substitution or assumption over the aggregate option price of such Common Stock, and that the vesting status of any substituted options duplicates as nearly as practicable the vesting status of the old options.

13.  MISCELLANEOUS

       A. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any Subsidiary.

       B. EMPLOYMENT WITH SUBSIDIARIES. For purposes of determining employment with respect to ISOs, employment by the Company shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of any Subsidiary.

       C. NO RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to shares covered by such participant's Option or Restricted Stock award until the date of the issuance of shares to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

       D. NO RIGHT TO CORPORATE ASSETS. Nothing contained in the Plan shall be construed as giving any participant, such participant's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or a Subsidiary and any such person, except to the extent such person is a holder of shares of Common Stock issued pursuant to the Plan.

       E. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

       F. ASSIGNABILITY. All or a portion of the Nonqualified Options and Restricted Stock to be granted to an Optionee may, in the discretion of the Committee (or the Board of Directors, as the case may be), be on terms that permit transfer without consideration by such Optionee to:

     (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"),

     (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members (including a custodian under a Uniform Gifts to Minors Act for the benefit of a child or grandchild), or

     (iii) a partnership or other entity in which such Immediate Family Members are the only partners, PROVIDED that (A) the stock option agreement pursuant to which such Nonqualified Options or Restricted Stock are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (B) subsequent transfers of transferred Options or Restricted Stock shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options or Restricted Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of each Agreement and Sections 6.B(2) and 10 hereof the term "Optionee" shall be deemed to refer to the transferee (however, the events of termination of employment of Section 7.D hereof shall continue to be applied with respect to the original Optionee). Except as set forth above, Options and Restricted Stock may not be transferred except by will or the laws of descent and distribution.

       G. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

       H. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

       I. AMENDMENT AND TERMINATION. The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan and any Awards hereunder; provided, however, that no such action of the Committee may, without the approval of the shareholders of the Company, alter the provisions of the Plan so as to (i) increase the maximum number of shares of Common Stock that may be subject to Awards and distributed in the payment of Awards and exercises under the Plan (except as provided in Section 8); (ii) change the eligibility provisions of the Plan; or (iii) change the individual limit in Section 4 above. For the purposes of awarding ISOs, the Plan shall terminate on June 8, 2007, and no ISOs shall be awarded after such date.

       J. PREEMPTION BY APPLICABLE LAWS AND REGULATIONS. Notwithstanding the above, if the issuance or other distribution of shares of Common Stock or Restricted Stock would cause a breach of any applicable law or regulation, absent some act by the individual or the Company, the issuance or distribution of such shares, as the case may be, shall be deferred until such action shall have been taken.